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                                                                   EXHIBIT 10.20

                         FINANCIAL CONSULTING AGREEMENT


     This Agreement is made on [Closing Date], by and between DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation having its principal office at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004 (the "Company"), and H.J. MEYERS & CO., INC., a New York corporation having an office at 1895 Mt. Hope Avenue, Rochester, New York 14620 ("the Consultant").

     In consideration of the mutual premises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

     1.   PROVISION OF SERVICES.

          (a) Consultant shall, to the extent reasonably required in the conduct of the business of the Company, place at the disposal of the Company its judgment and experience and, to such extent and at the prior written request of the President of the Company to the Consultant's Managing Director of Corporate Finance, provide business development and corporate finance services to the Company, including the following:

               (i) evaluation of the Company's managerial and financial requirements;

               (ii) assistance in recruiting, screening, evaluating and recommending key personnel, directors, accountants, commercial and investment bankers, underwriters, attorneys and other professional consultants;

               (iii) assistance in the preparation of budgets and business plans;

               (iv) advice with regard to sales planning and sales activities;

               (v) advice with regard to stockholder relations and public relations matters; and

               (vi) evaluation of financial requirements and assistance in financial arrangements.

Notwithstanding the foregoing, Consultant shall not provide services to the Company hereunder in connection with mergers, acquisitions, consolidations, joint ventures and similar corporate finance transactions, which transactions are instead the subject of a certain letter agreement dated this date between Consultant and the Company.

          (b) In addition to the foregoing, for a period of thirty-six (36) months, the Consultant shall have the option to select an observer designated by the Consultant and reasonably acceptable to the Company, to receive notice of and to attend all meetings of the Board of Directors of the Company (the "Observer"). Such Observer shall have no voting rights, and shall be reimbursed for all out-of-pocket expenses incurred in attending meetings
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of the Board of Directors. The Company shall hold at least four (4) meetings of the Board of Directors per year. The Observer will be indemnified by the Company against any claims arising out of his participation at Board meetings. Additionally, the Company shall provide the Observer with the same expense reimbursement and cash allowance in connection with meetings of the Board of Directors as it provides to non-employee Directors of the Company.

          (c) Consultant shall use reasonable efforts in the furnishing of advice and recommendations, and for this purpose Consultant shall at all times maintain or keep and make available qualified personnel or a network of qualified outside professionals for the performance of its obligations under this Agreement. To the extent reasonably practicable, Consultant shall so use its own personnel rather than outside professionals.

     2. COMPENSATION. In consideration of Consultant's services hereunder, the Company shall pay Consultant a consulting fee of $6,000 per month, payable one year in advance on the date hereof (that being the closing date of the sale of the Company's securities pursuant to a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission). Consultant hereby accepts such compensation.

     3. EXPENSES. The Company shall reimburse Consultant for reasonable expenses incurred by Consultant in connection with its services rendered hereunder. All expenses in excess of $500 shall be approved in writing by the Company in advance. Consultant shall invoice the Company for its expenses incurred. Payment of invoices shall be due upon receipt.

     4. LIABILITY; INDEMNIFICATION.

          (a) It is expressly understood and agreed that, in furnishing the Company with management advice and other services as herein provided, neither Consultant nor any of its officers, directors, employees or agents (including without limitation the Observer) shall be liable to the Company, its stockholders, its creditors or any other person or entity for errors of judgment or for any act or omission except willful malfeasance, bad faith or gross negligence in the performance of its duties hereunder. It is further understood and agreed that Consultant may rely upon information furnished to it and reasonably believed by it to be accurate and reliable and that, except as herein provided, Consultant shall not be liable for any loss suffered by the Company, or by any officer, director, employee, stockholder or creditor of the Company, by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant or any of its officers, directors, employees or agents.

          (b) The Company shall indemnify, save harmless and defend Consultant and its officers, directors, employees and agents (including without limitation the Observer) from, against and in respect of any loss, damage, liability, judgment, cost or expense whatsoever, including counsel fees, suffered or incurred by it or him by reason of, or on account of, its status or activities as a consultant to the Company hereunder (and, in the case of the Observer, his participation in meetings of the Board of Directors of the Company).


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          (c) Consultant shall indemnify, save harmless and defend the Company and its officers, directors, employees and agents from, against and in respect of any loss, damage, liability, judgment, cost or expense whatsoever, including counsel fees, suffered or incurred by it or him by reason of, or on account of, willful malfeasance, bad faith or gross negligence in the performance of Consultant's duties hereunder.

          (d) In the event that the Consultant is held liable under this Section 4, the Consultant's liability is limited to the total compensation received by Consultant pursuant to Section 2 of this Agreement. In no event shall Consultant be liable for any incidental or consequential damages to the Company, its stockholders, creditors or any other person or entity even if advised of the possibility thereof.

     5. STATUS OF CONSULTANT. Consultant shall at all times be an independent contractor of the Company and, except as expressly provided or authorized by this Agreement, shall have no authority to act for or represent the Company.

     6. OTHER ACTIVITIES OF CONSULTANT. The Company recognizes that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as Consultant deems reasonable or necessary for such purposes.

     7. CONTROL. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-laws, or any applicable statute or regulation, or to deprive its Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

     8. TERM. Except as provided by Section 1(b) hereof, Consultant's performance of services hereunder shall be for a term of one year commencing on the date hereof.

     9. IN GENERAL.

          (a) This Agreement sets forth the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussions, agreements and understandings of every and any nature between them with respect thereto. This Agreement may not be modified except in a writing signed by the parties.

          (b) This Agreement has been made in the State of New York and shall be governed by and construed in accordance with the laws thereof without regard to principles of conflict of laws. Any proceeding commenced by either party to enforce or interpret any provision of this Agreement shall be brought in Monroe County, New York. The Company hereby submits to the jurisdiction of the federal and state courts located in such County for such purposes.


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          (c) Neither this Agreement nor either party's rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers or representatives duly authorized on the day and year first above written.


                             DYNAMICWEB ENTERPRISES, INC.


                             By:
                                -------------------------
                             Name:  Steven L. Vanechanos, Jr.
                             Title: President and Chief Executive Officer


                             H.J. MEYERS & CO., INC.


                             By:
                                -------------------------
                             Name:  Michael Bresner
                             Title:  Managing Partner




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